           As filed with the Securities and Exchange Commission, October 6, 2000
                Securities Act File No. 333-45352; Exchange Act File No. 0-20760



                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------

                                    FORM S-2


                         POST EFFECTIVE AMENDMENT NO. 1

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ---------------------

                            GREKA ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)

           Colorado                                              84-1091986
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                          630 Fifth Avenue, Suite 1501
                            New York, New York 10111
                                 (212) 218-4680
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                              ---------------------

                                Randeep S. Grewal
                            Greka Energy Corporation
                          630 Fifth Avenue, Suite 1501
                            New York, New York 10111
                                 (212) 218-4680
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                              --------------------

                          Copies of Communications to:

                             Roger V. Davidson, Esq.
                     Ballard Spahr Andrews & Ingersoll, LLP
                          1225 17th Street, Suite 2300
                             Denver, Colorado 80202
                                 (303) 292-2400
          Approximate date of commencement of proposed sale to public:
    As soon as practicable after the registration statement becomes effective

                           --------------------------





If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]__________


         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]________



         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]________


         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[x]

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================================
 Title of Each Class of Securities to    Amount to      Proposed Maximum         Proposed Maximum            Amount of
            be Registered                    be        Offering Price Per       Aggregate Offering        Registration Fee
                                         Registered         Share(2)                 Price(2)
                                            (1)
--------------------------------------- ------------- ---------------------- -------------------------- ---------------------
Common Stock to be sold in offering      4,000,000    $12.84375                    $51,375,000                $13,563
                                           shares
=============================================================================================================================

(1) This registration statement covers an additional indeterminate number of shares of our common stock which may be issued in accordance with Rule 416.

(2) The proposed maximum offering price is estimated solely for the purpose of determining the registration fee and calculated pursuant to Rule 457(c). The average of the high and low prices of our common stock reported by the Nasdaq National Market on September 1, 2000 were used for the estimate.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

         The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



                 SUBJECT TO COMPLETION, DATED OCTOBER __, 2000


        ----------------------------------------------------------------

                                   PROSPECTUS

                            GREKA ENERGY CORPORATION

                4,000,000 SHARES OF COMMON STOCK OFFERED FOR SALE

         We are offering for sale 4,000,000 shares of common stock of Greka Energy Corporation. All of these shares are being sold by us.


         Our common stock is quoted on the Nasdaq National Market under the symbol "GRKA." The last reported sale price of our common stock on September 29, 2000 was $15 3/4 per share. We plan to offer shares of our no par common stock at prices and on terms to be determined at or prior to the time of sale in light of market conditions at the time of sale. We will set specific terms of the offering for which this Prospectus is being delivered in one or more accompanying Prospectus Supplements, together with the number of shares, the initial price per share and the net proceeds to be received by us from the sale made pursuant to this Prospectus and the Prospectus Supplement. Our Prospectus Supplement will also indicate whether the offering is being sold directly or through agents, underwriters or dealers and, if so, the terms of our agreement with such agents, underwriters or dealers including commissions, discounts and the names of such agent, underwriter and/or dealer.


         This Prospectus may not be used to complete sales of our securities unless it is accompanied by our Prospectus Supplement.

         We are an independent, integrated energy company committed to creating shareholder value by capitalizing on consistent cash flow hedged from oil price fluctuation within integrated operations, exploiting exploration and production opportunities and penetrating new niche markets utilizing proprietary technology with emphasis on short radius horizontal drilling technology patented by BP Amoco licensed to us. We have oil and gas production and development activities in North America and the Far East, with primary areas of activity in California, Louisiana, Indonesia and China.

         Neither the Securities and Exchange Commission nor any regulatory body has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

         There are certain risks involved with the ownership of our common stock, including risks related to our business and the markets for our common stock. (See "Risk Factors" beginning on page 6.)

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.


                The date of this prospectus is October __, 2000

                                TABLE OF CONTENTS

                                                                     Page
About this Prospectus..................................................2
Information Made Available to You......................................2
Incorporation of Certain Documents by Reference........................3
Prospectus Summary.....................................................3
Risk Factors...........................................................6
The Market for Our Common Stock........................................12
Use of Proceeds........................................................14
Plan of Distribution...................................................14
Description of Capital Stock ..........................................15
Legal Matters..........................................................17
Experts................................................................17
Securities And Exchange Commission Position
     on Certain Indemnification........................................17

                              ABOUT THIS PROSPECTUS

         You should only rely on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in these documents and the documents incorporated by reference herein. We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted.

                        INFORMATION MADE AVAILABLE TO YOU

         This prospectus is part of a Registration Statement on Form S-2 that we filed with the Securities and Exchange Commission. Certain information in the Registration Statement has been omitted from this prospectus in accordance with the rules of the SEC.

         We file annual reports, quarterly reports and current reports, proxy statements and other information with the SEC. Our file number is 0-20760.

         You may read and copy materials that we have filed with the SEC, including the registration statement, at the following SEC public reference rooms:

450 Fifth Street, N.W.               Northwest Atrium Center             7 World Trade Center
Room 1024                            500 West Madison Street             Suite 1300
Washington, D.C.  20549              Suite 1400                          New York, New York 10048
                                     Chicago, Illinois 60661

  You can call the SEC at 1-800-732-0330 for further information about the public reference room.


  We are required to file electronic versions of these documents with the SEC.
         Those documents may be accessed through the SEC's Internet site at http://www.sec.gov.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


         We incorporate by reference the documents listed below and any other filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities or terminate this offering:



         1. Our annual report on Form 10-K/A for the year ended December 31, 1999.



         2. Our quarterly report on Form 10-Q for the quarter ended June 30, 2000.



         3. Our quarterly report on Form 10-Q for the three months ended March 31, 2000.



         4. Our current reports on Form 8-K reporting events dated November 30, 1999, and August 24, 2000.


         We will provide, without charge, to each person to whom a copy of this prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated into this prospectus by reference. Written or telephone requests for such copies should be directed to our office:
Greka Energy Corporation, 630 Fifth Avenue, Suite 1501, New York, New York 10111, (212) 218-4680.

                          ANNUAL AND QUARTERLY REPORTS


         We plan to deliver along with this Prospectus copies of our Annual Report on Form 10-K/A for the year ended December 31, 1999 and our Quarterly Report on Form 10-Q for the six months ended June 30, 2000, as filed with the Securities and Exchange Commission.


         Any statement we made in a document incorporated by reference and delivered to you shall be deemed to be modified or updated by this Prospectus to the extent that such statement is replaced or modified by a statement contained in a document with a more recent date either incorporated by reference or contained in this Prospectus.

                               PROSPECTUS SUMMARY

         This is only a summary and does not contain all the information that may be important to you. You should read the more detailed information contained in and incorporated by reference into this prospectus, including but not limited to, the risk factors beginning on page 6. "We" as used in this prospectus includes our subsidiaries unless the context requires otherwise.

ABOUT US

We are an independent, integrated energy company committed to creating shareholder value by capitalizing on consistent cash flow hedged from oil price fluctuation within integrated operations, exploiting exploration and production opportunities and penetrating new niche markets utilizing proprietary technology with emphasis on short radius horizontal drilling technology patented by BP Amoco licensed to us. We have oil and gas production and development activities in North America and the Far East, with primary areas of activity in California, Louisiana, Indonesia and China.

Our principal business office is located at 630 Fifth Avenue, Suite 1501, New York, New York 10111. The telephone number at that address is (212) 218-4680.

FORWARD-LOOKING STATEMENTS

         This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements that concern our business within the meaning of Sec. 27A of the Securities Act of 1933 and Sec. 21E of the Securities and Exchange Act of 1934. All statements, other than statements of historical facts, included in or incorporated by reference into this prospectus that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including the following matters are forward looking statements:

         o the benefits we expect to result from our recent acquisition of Saba Petroleum Company, including the following:
              o    synergies in the form of increased revenues,
              o decreased expenses and avoided expenses and expenditures that we expect to realize as a result of the transaction, and
              o the complementary nature of our horizontal drilling technology and certain oil reserves acquired with the acquisition of Saba,
         o    future capital,
         o development and exploration expenditures, including the timing and amount
         o    drilling of wells,
         o    reserve estimates,
         o    future production of oil and gas,
         o    repayment of debt,
         o    business strategies, and
         o    expansion and growth of business operations.

         These statements are based on certain assumptions and analyses made by us in light of our experience and our perception of the following:

         o    historical trends,
         o    current conditions,
         o    expected future developments, and
         o    other factors we believe are appropriate in the circumstances.

Such statements are subject to a number of assumptions including the following:

         o risks and uncertainties, including the risk factors in this prospectus,
         o    general economic and business conditions,
         o the business opportunities that may be presented to and pursued by us,
         o changes in laws or regulations and other factors, many of which are beyond our control, and
         o    availability to obtain project financing on favorable conditions.

Significant factors that could prevent us from achieving our stated goals include:

         o our inability to obtain financing for capital expenditures and acquisitions,
         o    declines in the market prices for oil, gas, and asphalt and
         o    adverse changes in the regulatory environment affecting us.

You are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements.

THE OFFERING

Shares of common stock outstanding prior to this offering            4,263,017

Shares of common stock offered by this prospectus                    4,000,000

Nasdaq National Market symbol for our common stock                   GRKA

                                  RISK FACTORS

Prior to making an investment decision, you should carefully consider, together with the other information contained in and incorporated by reference into this prospectus, the following risk factors.

WE CANNOT ENSURE CONTINUED PROFITABILITY IN THE FUTURE.

While we were profitable during 1999 and have continued profitability through the first half of 2000, we incurred losses for the years ended December 31, 1998 and 1997. We may experience fluctuations in future operating results due to a variety of factors including the following:

         o    general economic conditions,
         o specific economic conditions in the asphalt and oil and gas industry, and
         o    capital and other costs relating to the expansion of operations.

Many of those factors are out of our control. There can be no assurance that our operations will continue to be profitable.

WE HAVE SUBSTANTIAL CAPITAL REQUIREMENTS.

We make, and will continue to make, substantial capital expenditures for the exploitation, production and acquisition of oil and gas reserves. We have financed these expenditures primarily from borrowings from banks and private placements of our common stock. If revenues or our ability to borrow decreases as a result of lower oil and gas prices, operating difficulties or declines in reserves, we may have limited ability to fund the capital requirements to undertake or complete future exploitation, production and acquisition programs. We cannot assure you that additional debt or equity financing or cash generated by operations will be available to meet these requirements.

WE MAY INADVERTENTLY ACQUIRE PROPERTIES WITH ENVIRONMENTAL PROBLEMS OR STRUCTURAL CONTAMINATION.

We intend to acquire additional oil and gas properties. Although we perform a review of the acquired properties that we believe is consistent with industry practices, such reviews are inherently incomplete. It generally is not feasible to review in depth every individual property involved in each acquisition. Ordinarily, we will focus our due diligence efforts on the higher valued properties and will sample the remainder. However, even an in-depth review of all properties and records may not necessarily reveal existing or potential problems nor will it permit us to become sufficiently familiar with the properties to assess fully their deficiencies and capabilities. We may not inspect every well. Additionally, structural or environmental problems, such as ground water contamination, are not necessarily observable even when we undertake an inspection. We may be required to assume preclosing liabilities, including environmental liabilities, and may acquire interests in properties on an "as is" basis. We cannot assure you that our acquisitions will be successful.

WE COMPETE WITH COMPANIES WITH GREATER MARKET SHARE AND RESOURCES.

We compete with other companies which have substantially greater market share, greater financial and other resources, better name recognition and longer operating histories. We may therefore not be able to acquire desirable oil and gas properties to develop.

         WE HAVE ENVIRONMENTAL RISKS ASSOCIATED WITH ONE OF OUR MINERAL PROPERTIES IN CALIFORNIA.

         In 1993, our predecessor acquired a producing mineral interest in California from a major oil company. At the time of acquisition, our predecessor's investigation revealed that a discharge of diluent, a light, oil-based fluid which is often mixed with heavier grades of crude had occurred on the acquired property. The purchase agreement required the seller to remediate the area of the diluent spill. After we assumed operation of the property, we became aware of additional diluent contamination and believe the major oil company is responsible to remediate those areas as well. We have notified the seller of its obligation to remediate. Notwithstanding our compliance in proceeding with any required remediation on seller's account, we are committed to hold the seller accountable for the required remediation. Since the investigation is ongoing, we are unable to accurately estimate the cost.

         WE HAVE ENVIRONMENTAL RISKS ASSOCIATED WITH ONE OF OUR OIL AND GAS PROPERTIES IN CALIFORNIA.

         In 1995, our predecessor agreed to acquire an oil and gas interest in California on which a number of out of production oil wells had been drilled by the seller. The acquisition agreement required that our predecessor assume the obligation to abandon any wells that it did not return to production, irrespective of whether certain consents of third parties necessary to transfer the property to us were obtained. A third party whose consent was required to transfer the property did not consent to the transfer and is holding the seller responsible for all remediation. We believe we have no financial obligation to remediate this property because we believe the seller did not give our predecessor any consideration to enter into the contract for the property. Since May 2000, we commenced remediation on the subject property as directed by the regulatory agency. Notwithstanding our compliance in proceeding with any required remediation on seller's account, we are committed to hold the seller accountable for the required obligations of the property. Since the investigation is not complete we cannot make an accurate estimation of the final cost.

         WE HAVE ENVIRONMENTAL RISKS ASSOCIATED WITH OUR ASPHALT REFINERY.

         We own an asphalt refinery in Santa Maria, California, with which environmental remediation obligations are associated. The party who sold the asphalt refinery to us is performing all environmental obligations that arose during and as a result of its operations of the refinery prior to the acquisition. There could be additional environmental issues which may require material remediation efforts in the future.

WE COULD INCUR COSTS TO COMPLY WITH ENVIRONMENTAL LAWS AND REGULATIONS.

         Most of the properties that have been purchased by us have been in production for a number of years and should be expected to have environmental problems typical of oil field operations generally, and may contain other areas of greater environmental concern. We have identified a number of areas in which contamination exists on properties acquired by us.

         We have agreed to indemnify some sellers from various environmental liabilities, including those that are associated with the seller's prior obligations. Many of these properties were in production during years in which environmental controls were significantly more lax than they are presently. At the time of an acquisition, there may be unknown conditions which subsequently may give rise to an environmental liability. Consequently, it is difficult to assess the extent of our obligation under these indemnities.

OUR FOREIGN OPERATIONS HAVE CURRENCY EXCHANGE AND ASSET REPATRIATION RISKS.

         We are undertaking exploration and exploitation operations in Indonesia and China. Risks inherent in international operations generally include the following:

         o    local currency instability,
         o    inflation,
         o the risk of realizing economic currency exchange losses when transactions are completed in currencies other than United States dollars, and
         o the ability to repatriate earnings under existing exchange control laws.

         Changes in domestic and foreign import and export laws and tariffs can also materially impact international operations. In addition, foreign operations involve political, as well as economic, risks such as:

         o    nationalization,
         o    expropriation,
         o    contract renegotiation, and
         o    changes in laws resulting from governmental changes.

         In addition, many licenses and agreements with foreign governments are for a fixed term and may not be held by production. In the event of a dispute, we may be subject to the exclusive jurisdiction of foreign courts or may not be successful in subjecting foreign persons to the jurisdiction of courts in the United States. We may also be hindered or prevented from enforcing our rights with respect to a governmental instrumentality because of the doctrine of sovereign immunity.

OUR ASPHALT HEDGING STRATEGY DOES NOT ELIMINATE FLUCTUATIONS TO OUR QUARTERLY RESULTS DUE TO VOLATILITY OF OIL AND GAS PRICES AND MARKETS.

         Our revenues, cash flow, profitability and future rate of growth are dependent upon prevailing prices for oil, gas and asphalt. Our ability to maintain or increase our borrowing capacity and to obtain additional capital on attractive terms is also to some extent dependent on these commodities prices. Historically, oil and gas prices and markets have been volatile and are likely to continue to be volatile in the future. Prices for oil and gas are subject to wide fluctuations in response to relatively minor changes in supply of and demand for oil and gas, market uncertainty and a variety of additional factors that are beyond our control. Those factors include:

         o    international political conditions,
         o    the domestic and foreign supply of oil and gas,
         o    the level of consumer demand, weather conditions,
         o    domestic and foreign governmental regulations,
         o    the price and availability of alternative fuels, and
         o    overall economic conditions.

         Significant declines in the price of oil or gas, such as the declines in oil prices during 1998, would adversely affect our revenues, operating income and borrowing capacity and may require a reduction in the carrying value of our oil and gas properties.

REPLACEMENT OF OUR OIL AND GAS RESERVES IS UNCERTAIN.

         Our future success depends upon our ability to find, develop or acquire additional oil and gas reserves that are economically recoverable. Except to the extent that we conduct successful exploitation and production activities or acquire properties containing proved reserves, our estimated net proved reserves will generally decline as reserves are produced. We cannot assure you that our planned exploitation and production projects and acquisition activities will result in significant additional reserves or that we will have continuing success drilling productive wells economically. If prevailing oil and gas prices were to increase significantly, our costs to add new reserves could increase.

         The drilling of oil and gas wells involves a high degree of risk, especially the risk of dry holes or of wells that are not sufficiently productive to provide an economic return on the capital expended to drill the wells. In addition, our drilling operations, including our contract services, may be curtailed, delayed or canceled as a result of numerous factors, including the following:

         o    title problems,
         o    weather conditions,
         o    compliance with governmental requirements, and
         o    shortages or delays in the delivery of equipment.

OUR ATTEMPTS TO ENFORCE OUR RIGHT TO REACQUIRE THE COLOMBIAN ASSETS FROM OMIMEX MAY BE UNSUCCESSFUL.


         As reported in our 10-K/A filed for the year ended December 31, 1999, which is incorporated herein by reference, during March of this year we exercised our option to repurchase the Colombian assets from Omimex for an estimated cost of $12,000,000. Our attempt to rescind the agreement or close our option resulted in a law suit being filed to enforce those rights, which lawsuit is presently pending. While we have projected a substantial value for the Colombian assets, there can be no guaranty that we will be successful in our efforts to force the transfer of the Colombian assets to us, nor that the out-of-pocket expense and manpower costs of the litigation will not also have a negative impact on the results of our other core operations.


OUR ESTIMATES OF OIL AND GAS RESERVES AND FUTURE NET REVENUES ARE UNCERTAIN.

         The documents incorporated by reference into this prospectus include estimates of net proved oil and gas reserves and the future net revenues from those reserves which have been prepared by us and our independent petroleum engineers. There are numerous uncertainties inherent in estimating quantities of proved oil and gas reserves, including many factors beyond our control. Reserve engineering is a subjective process of estimating the underground accumulations of oil and gas that cannot be measured in an exact manner. The estimates incorporated by reference into this prospectus are based on various assumptions required by the SEC including the following:

         o    constant oil and gas prices,
         o    operating expenses, and
         o    capital expenditures.

Those estimates therefore, are inherently imprecise indications of future net revenues. The following actual amounts may vary substantially from the estimated amounts:

         o    amount of production,
         o    revenues,
         o    taxes,
         o    development expenditures,
         o    operating expenses, and
         o    quantities of recoverable oil and gas reserves to be encountered.

         Any significant variance in the assumptions used for the estimates of reserves could materially affect the estimated quantity and value of reserves incorporated by reference into this prospectus. In addition, our reserves may be subject to downward or upward revision based upon the following:

         o    production history,
         o    results of future development,
         o    availability of funds to acquire additional reserves,
         o    prevailing oil and gas prices, and
         o    other factors.

         In addition, the calculation of the estimated present value of the future net revenue using a 10% discount rate as required by the SEC is not necessarily the most appropriate discount factor based on interest rates in effect from time to time and risks associated with our reserves or the oil and gas industry in general.

         It is also possible that independent petroleum engineers may make estimates of reserves and future net revenues from the same available data that are different than our estimates or the estimates of different independent petroleum engineers. Should this occur, management would adopt the estimates of its independent engineers.

         In calculating reserves on a barrels of oil equivalent basis, gas was converted to oil at a certain ratio. While this convention approximates the energy equivalent of oil and gas on a British thermal unit basis, it may not represent the relative prices received by us on the sale of our oil and gas production.

         The estimated future net revenues attributable to net proved reserves are prepared in accordance with SEC guidelines, and are not intended to reflect the fair market value of reserves. In accordance with the rules of the SEC, reserve estimates are prepared using period end prices received for oil and gas. Reductions in prices below those prevailing at December 31, 1999 would result in the estimated quantities and present values of reserves being reduced.

WE FACE UNINSURED RISKS.

         Our oil and gas business involves a variety of operating risks, including the following:

         o    fire
         o    explosions
         o    blow-outs
         o    pipe failure
         o    casing collapse
         o    abnormally pressured formations, and
         o    environmental hazards such as
              o    oil spills,

              o    gas leaks,
              o    ruptures, and
              o    discharges of toxic gases.

The occurrence of any of those events could result in the following:

         o    substantial losses due to injury and loss of life,
         o severe damage to and destruction of property, natural resources and equipment,
         o    pollution and other environmental damage,
         o    clean-up responsibilities, and
         o regulatory investigation and penalties and suspension of operations

         We maintain general liability insurance coverage for our operations but have not obtained insurance coverage for certain environmental hazards. The occurrence of a significant unfavorable event not fully covered by insurance will have a material adverse effect on our financial condition and results of operations. Furthermore, we cannot predict whether insurance will continue to be available at a reasonable cost or at all.

WE FACE SUBSTANTIAL GOVERNMENTAL REGULATION AND ENVIRONMENTAL RISKS.

         Our business is subject to various laws and regulations which may be changed from time to time in response to economic or political conditions. Matters subject to regulation include the following:

         o    discharge permits for drilling operations,
         o    drilling bonds,
         o    reports concerning operations,
         o    the spacing of wells,
         o    unitization and pooling of properties,
         o    taxation, and
         o    environmental protection.

         From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of oil and gas wells below actual production capacity in order to conserve supplies of oil and gas.

WE CAN ISSUE SIGNIFICANT AMOUNTS OF STOCK WITHOUT SHAREHOLDER APPROVAL.

         The Nasdaq National Market listing requirements provide that we may issue, without shareholder approval, securities representing the present or potential issuance of up to 20% of the number of shares of common stock outstanding prior to the issuance of such securities. We have previously received shareholder approval for the issuance of up to 2,000,000 shares of our common stock for use in capital-raising activities and acquisitions. Finally, on November 3, 1999, we adopted a rights plan with our transfer agent authorizing the issuance of rights to acquire additional shares of our stock to shareholders of record at the discretion of the Board of Directors in an effort to discourage any potential attempted hostile takeovers. Any such issuances could be used as a method of discouraging, delaying or preventing a change in control of us and would significantly dilute our public ownership, which could adversely affect the market value of our common stock. There can be no assurance that we will not undertake to issue such shares if we deem it appropriate to do so.

WE HAVE NOT PREVIOUSLY PAID DIVIDENDS ON OUR COMMON STOCK.

         We have not previously paid any cash or other dividends on our common stock and do not anticipate payment of any dividends for the foreseeable future. We anticipate that any earnings would be retained by us to finance our operations and future growth and expansion.

THE PRICE OF OUR COMMON STOCK COULD BE VOLATILE.

         The trading prices of our common stock could be subject to wide fluctuations in response to the following:

         o quarterly variations in actual or anticipated results of our operations,
         o    changes in securities analysts' earnings estimates,
         o announcements of technological innovations by us or our competitors,
         o    general conditions in the oil and gas industry, or
         o    other factors.

         Further, the trading volume of our stock currently is relatively small, and the market for our stock may not be able to efficiently accommodate significant trades on any given day. Consequently, sizable trades of our common stock have in the past, and may in the future, cause volatility in the market price of our common stock to a greater extent than in more actively traded securities. These broad fluctuations may adversely affect the market price of our common stock.

OUR ARTICLES OF INCORPORATION ELIMINATE OUR DIRECTORS' LIABILITY.

         Our Articles of Incorporation contain a provision eliminating our directors' liability to us or our shareholders for monetary damages for a breach of their fiduciary duty. However, a director's liability is not eliminated in circumstances involving certain wrongful acts, such as the breach of a director's duty of loyalty or acts or omissions which involve intentional misconduct or a knowing violation of law. Our Articles of Incorporation also obligate us to indemnify our directors and officers to the fullest extent permitted under Colorado law. While we believe that these provisions are very standard and necessary to assist us in attracting and retaining qualified individuals to serve as directors, they could also serve to insulate our directors against liability for actions which damage us or our shareholders.

                         THE MARKET FOR OUR COMMON STOCK

         Our common stock is quoted on the Nasdaq National Market under the symbol "GRKA". Prior to March 25, 1999, our symbol was "HVNV". The following table sets forth, for the periods indicated, the high and low prices of the common stock as reported on the Nasdaq National Market. The following table sets forth, for the periods indicated, the high and low closing bid quotations per share of GREKA common stock as reported on the Nasdaq National Market. GREKA common stock quotations represent inter-dealer quotations, without retail markup, markdown or commissions, and may not represent actual transactions.

                                           HIGH          LOW

Year Ended December 31, 1998:
  First Quarter                           $14.75       $12.00
  Second Quarter                           10.00         8.06
  Third Quarter                             9.25         7.25
  Fourth Quarter                           14.94         8.81
Year Ended December 31, 1999:
  First Quarter                           $10.50       $ 4.81
  Second Quarter                            9.13         6.38
  Third Quarter                            13.50         7.00
  Fourth Quarter                           12.00         7.50
Year Ending December 31, 2000:
  First Quarter                            12.50         7.75
  Second Quarter                           10.50         7.00
  Third Quarter                            18.00         8.06



         On October 1, 2000, there were approximately 880 registered holders of GREKA's common stock. Based on a broker count, GREKA believes at least an additional 5,600 persons are shareholders with street name positions.


         Holders of GREKA common stock are entitled to receive such dividends as may be declared by GREKA board of directors. GREKA has not yet paid any dividends, and the board of directors of GREKA presently intends to pursue a policy of retaining earnings, if any, for use in GREKA's operations and to finance expansion of its business. With respect to GREKA's common stock, the declaration and payment of dividends in the future, of which there can be no assurance, will be determined by the GREKA board of directors in light of conditions then existing, including GREKA earnings, financial condition, capital requirements and other factors.

                                USE OF PROCEEDS

         Unless otherwise provided in a prospectus supplement, we will use the net proceeds from the sale of the securities offered by us pursuant to this prospectus and any prospectus supplement for our general corporate purposes, which may include repayment of indebtedness, additions to our working capital, capital expenditures and potential future acquisitions.


                              PLAN OF DISTRIBUTION

         We may sell our common shares within and outside the United States

         o    through underwriters or dealers
         o    directly to a limited number of purchasers
         o    to a single purchaser
         o    or through agents

         The applicable Prospectus Supplement with respect to any specific offering will set forth the terms of the offering of our common shares, including the name or names of any underwriters or agents, the purchase price of the offered securities and the proceeds to us from such sale. Also included will be information on the use of the proceeds, whether we have proposed any delayed delivery arrangements, underwriting discounts, if any, and other items constituting underwriters' compensation such as discounts or concessions allowed or reallowed or which may be paid to other dealers. Our public offering price, proposed discounts and concessions which may be allowed to underwriters or agents or reallowed or paid to dealers may change from time to time.

         If we choose to sell our common shares through underwriters, the securities being offered will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. Additionally, underwriters may offer our common shares to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as an underwriter. The details of such offerings will be included in our Prospectus Supplement when it is filed and that Supplement will be delivered along with this Prospectus as part of the offering.

         If we decide to use dealers to assist in the sale of our common shares, we will sell such securities to the dealers as principals and the dealers may thereafter resell our shares to the public at varying prices to be determined by such dealers at the time of their resale. Once again, the details of such a transaction will be included at the time of the offering in the Prospectus Supplement delivered along with this Prospectus.

         If we determine to use an agent in the offering of our common shares, the agent will be named and the terms of the agency will be set forth in the Prospectus Supplement delivered along with this Prospectus. Unless otherwise indicated in the Prospectus Supplement, an agent will be acting on our behalf on a "best efforts basis" for the period of its appointment.

         We may also sell our securities directly to institutional investors or others who under certain circumstances may be deemed to be "underwriters" within the meaning of the Securities Act with respect to any resale that they may engage in. The terms of any such direct sales, including the terms of any bidding or auction process that we engage in, will also be described in the Prospectus Supplement relating to that transaction.

         We may be required and certain underwriters, agents or dealers may insist upon being indemnified by us against certain civil liabilities, including liabilities under the Securities Act or to contribution with respect to payments which such agents, dealers or underwriters may be required to make. Some of these agents, dealers and underwriters may be hired by us or otherwise engage in transactions with us to perform services for us in the ordinary course of our business.

         Any common shares sold by us pursuant to this Prospectus and a Prospectus Supplement will be listed for trading on the Nasdaq National Market System. It is likely that any agent, dealer or underwriter we engage to assist us in the offering of our common shares will also engage in market-making activities at least temporarily before, during and after they assist us in the sale of our common shares. However, the agents, dealers and underwriters will not be obligated to make markets in our securities and may determine to discontinue market-making activities at any time without notice to us. We cannot provide you with assurances relative to the future liquidity of our trading markets, if any, relating to our common stock.

                DESCRIPTION OF CAPITAL STOCK AND OTHER SECURITIES

GENERAL

         Our Articles of Incorporation authorize us to issue 50,000,000 shares of no par value common stock, and 50,000,000 shares of no par value Preferred Stock. The shares of our preferred stock are issuable from time to time in one or more series and with such designations, powers, preferences and rights, and qualifications, limitations or restrictions as may be determined by the board, consistent with the Articles and with the laws of the State of Colorado. At the present time no shares of preferred stock are issued and outstanding, and no series of preferred stock has been designated.

COMMON STOCK

         We had 4,263,017 shares of common stock outstanding prior to this offering, which were held by approximately 6,480 shareholders. Each share of common stock entitles the shareholder to one vote. Holders of common stock are not entitled to cumulative voting in the election of directors and have no preemptive or subscription rights except with respect to the Right Plan discussed below. Subject to the rights of holders of any outstanding shares of preferred stock, shares of common stock are entitled to share equally in dividends paid from the funds legally available for the payment thereof, when, as and if declared by the board. Subject to the rights of holders of any outstanding shares of preferred stock, holders of common stock are also entitled to share ratably in our assets available for distribution to holders of common stock upon our liquidation or dissolution, whether voluntary or involuntary. The common stock is listed on the Nasdaq National Market under the symbol "GRKA." Our transfer agent is The Bank of New York, New York, NY.

OPTIONS

         As of August 1, 2000, options to purchase an aggregate of 1,500,000 shares of the common stock were issued and outstanding. These options were issued to several of our employees and directors, and to various consultants. The exercise price of these options varies from a minimum of $5.00 per share to a high of $20.00 per share.

CERTAIN VOTING REQUIREMENTS

         Our Articles of Incorporation provide that except as required by law, matters initiated by the Board of Directors shall require for approval that votes cast in favor of the matter within each voting group exceed the votes cast against the matter at a meeting at which a quorum is present. A quorum is defined as shares representing at least one-third of the shares of each voting group entitled to vote at such a meeting be represented in person or by proxy. Except as otherwise provided by law, matters not initiated by the Board of Directors shall require for approval the affirmative vote of two-thirds of all votes entitled to be cast within each voting group, except that a shareholder initiative to remove a Director shall require only a simple majority vote of those shareholders present in person or by proxy assuming a quorum.

         Additionally, the Company's Board of Directors is elected in three groups with staggered terms, with each term lasting for three years. This provision, in addition to the shareholder rights plan discussed below, is intended to make more difficult attempts of unfriendly takeover of our Company.

SHAREHOLDER RIGHTS PLAN

         In November 1999, the board of directors adopted a shareholder rights plan and declared a dividend distribution of one common share purchase right for each outstanding share of our common stock. Each right entitles the holder to purchase from us one share of common stock at an initial purchase price of $60.00 per share, subject to adjustment. The following summary of the shareholder rights plan is derived from the complete description and terms of the rights which are contained in the related rights agreement between us and The Bank of New York, which is the current rights agent.

         The rights currently are evidenced by and trade with the certificates for the outstanding shares of common stock. The rights will separate from the common stock and be separately distributed upon the earlier of:


         o the tenth day after the public announcement that a person or group acquires beneficial ownership of 33% or more of our outstanding shares of common stock, or


         o the tenth business day, or a later date as may be determined by a majority of the board of directors, after a person or group announces a tender or exchange offer that if completed would result in the person or group beneficially owning 33% or more of our outstanding shares of common stock.

After any separating distribution of the rights, separate rights certificates will be mailed to holders of common stock as of the date of distribution and the rights will become transferable apart from the common stock.

         The rights are not exercisable until they separate from the common stock and will expire upon the earlier of November 3, 2004 or the redemption of the rights by us as described below.

         If a person or group acquires beneficial ownership of 33% or more of the outstanding shares of common stock, then each right other than rights owned by the acquirer will entitle the holder to purchase one share of our common stock at an adjusted purchase price of 50% of the market value of the common stock at that time.

         If after a person or group acquires beneficial ownership of 33% or more of the outstanding shares of our common stock:

         o    we merge into another entity,

         o    an acquiring entity merges into us, or

         o    we sell more than 50% of our assets or earning power,

then each right other than rights owned by the acquirer will entitle the holder to purchase a number of shares of common stock of the acquiring entity having a market value at that time of twice the purchase price under the right.

         The purchase price payable and the number of shares of common stock or other securities issuable upon exercise of the rights are subject to customary adjustments from time to time to prevent dilution.


         The rights are redeemable at the option of the board of directors for $0.01 per right at any time until the earlier of the tenth day, or a later date as may be determined by a majority of the board of directors, after public announcement that a person or group has acquired beneficial ownership of 33% or more of our common stock or November 3, 2004.


         Until a right is exercised, the holder of a right as such will not for any purpose be deemed a shareholder of the shares of common stock which may be purchased upon exercise of the right.

         The terms of the rights and the rights agreement may be amended in any respect without the consent of the rights holders on or before any separate distribution of the rights certificates. After that date the terms of the rights and the rights agreement may be amended without the consent of the rights holders to cure any ambiguities or to make changes which do not adversely affect the interests of the rights holders other than an acquirer.

                                  LEGAL MATTERS

         Ballard Spahr Andrews & Ingersoll, LLP, will pass upon the validity of common stock offered by this prospectus.

                                     EXPERTS

         The financial statements of Greka Energy Corporation incorporated by reference in this prospectus to the extent and for the periods indicated in their reports, have been audited by Arthur Andersen LLP and Bateman & Co., Inc., P.C., independent public accountants, and are included herein in reliance upon the authority of said firms as experts in giving said reports.

         The information incorporated by reference into this prospectus regarding our total proved reserves of oil and gas was based on reports prepared by the following independent engineers: Netherland, Sewell & Associates, Inc. Our reserve estimates are incorporated by reference into this prospectus in reliance upon the authority of said persons as experts with respect to the matters covered by their reports and the giving of their reports. to us.

             SECURITIES AND EXCHANGE COMMISSION POSITION ON CERTAIN
                                 INDEMNIFICATION

         The Colorado Business Corporation Act provides for indemnification by a corporation of costs incurred by directors, employees, and agents in connection with an action suit, or proceeding brought by reason of their position as a director, employee, or agent. The person being indemnified must have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation.

         Our Articles of Incorporation obligate us to indemnify our directors and officers to the fullest extent permitted under Colorado law.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                            GREKA ENERGY CORPORATION

                                ----------------
                                   PROSPECTUS
                                ----------------

         On outside back cover of prospectus: Until ________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be requested to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

         The estimated expenses of the offering, all of which are to be borne by the Registrant, are as follows:

         Total Registration Fee Under Securities Act of 1933                     $ 13,563
         Printing and Engraving                                                    25,000*
         Accounting Fees and Expenses                                               8,000*
         Legal Fees and Expenses                                                  100,000*
         Blue Sky Fees and Expenses (including related legal fees)                  5,000*
         Transfer Agent Fees                                                        2,000*
         Miscellaneous                                                              6,437*
                                                                                 --------
    Total                                                                        $160,000
                                                                                 ========

*  Estimated

Item 15. Indemnification of Directors and Officers.

         The Registrant's Articles of Incorporation eliminate the personal liability of directors to the Registrant or its shareholders for monetary damages for breach of fiduciary duty to the extent permitted by Colorado law. The Registrant's Articles of Incorporation and By-Laws provide that the Registrant shall indemnify its officers and directors to the extent permitted by Colorado law, which authorizes a corporation to indemnify directors, officers, employees or agents of the corporation in non-derivative suits if such party acted in good faith and in a manner such party reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Colorado Business Corporation Act further provides that indemnification shall be provided if the party in question is successful on the merits or otherwise.

Item 16. Exhibits


Exhibit
Number   Description
-------  -----------
 3.1     Restated Articles of Incorporation of Horizontal Ventures (filed as
         Exhibit 3A to Horizontal Ventures' Quarterly Report on Form 10-QSB for
         the quarter ended June 30, 1998 (File No. 0-20760) and incorporated herein by reference)

 3.2     Articles of Amendment to Articles of Incorporation effective March 22,
         1999 (filed as Exhibit 3.1 to the Company's Current Report on Form 8-K dated March 15, 1999 and incorporated herein by reference)

 3.3     ByLaws of Horizontal Ventures (incorporated by reference to Exhibit No.
         3 to the Horizontal Ventures' Registration Statement (#33-24265-LA)

 3.4     Amendment to Article II of the Bylaws of GREKA (filed as 3.1 to the
         GREKA Report on Form 10-Q for the Quarter ended September 30, 1999 and incorporated by reference herein)

 4.1     Form of 9% Subordinated Debenture with Conversion Privileges Agreement.

 4.2     Form of 15% Subordinated Debenture with Conversion Privileges
         Agreement.*

Exhibit
Number   Description
-------  -----------

 4.3     Form of Warrant Agreement*

 4.4     Form of Class B Warrants*

 4.5     Rights Agreement dated November 3, 1999 (filed as Exhibit 10.4 to the
         GREKA Report on Form 10-Q for the quarter ended September 30, 1999 and incorporated by reference herein)

 5.1 Opinion of Ballard Spahr Andrews & Ingersoll, LLP concerning the legality of the common stock offered hereby. **

10.1 Asset Purchase Agreement dated March 17, 1999 among Sabacol, Inc. and the Omimex Group (filed as Exhibit 10.89 to the GREKA Annual Report on
         Form 10-KSB for the fiscal year ended December 31, 1998 and incorporated by reference herein).

10.2     Loan and Security Agreement dated April 30, 1999 among BNY Financial
         Corporation, GREKA Integrated, Inc., Saba Realty, Inc. and Santa Maria
         Refining Company (filed as Exhibit 10.1 to the GREKA Report on Form
         10-Q for the quarter ended March 31, 1999 and incorporated by reference herein)

10.3     Closing Agreement dated June 30, 1999 among Sabacol, Inc. and Omimex
         Resources, Inc. et al. (filed as Exhibit 4.2 to the GREKA Report on
         Form 8-K filed July 14, 1999 and incorporated by reference herein)

10.4     Amended and Restated Executive Employment Agreement dated 3, 1999 among
         Randeep S. Grewal and GREKA (filed as Exhibit 10.2 to the GREKA Report on Form 10-Q for the quarter ended September 30, 1999 and incorporated by reference herein)

10.5.    First Amended and Restated Loan and Security Agreement dated November
         30, 1999 by and among GMAC Commercial Credit LLC, Greka Integrated,
         Inc., Saba Realty, Inc. and Santa Maria Refining Company. (filed as
         Exhibit 10.1 to the GREKA Report on Form 8-K filed February 18, 2000 and incorporated by reference herein)

10.6     Letter Agreement dated December 13, 1999 by and among GMAC Commercial
         Credit LLC, Greka Integrated, Inc., Saba Realty, Inc. and Santa Maria
         Refining Company. (filed as Exhibit 10.2 to the GREKA Report on Form
         8-K filed February 18, 2000 and incorporated by reference herein)

10.7     Credit And Guarantee Agreement dated as of June 19, 2000 among Greka
         AM, Inc. as borrower, the Company as guarantor, CIBC, Inc. as lender, Canadian Imperial Bank of Commerce as administrative agent, and CIBC
         World Markets Corp as arranger (filed as Exhibit 10.1 to the GREKA
         Report on Form 10-Q filed on August 15, 2000 for the quarter ended June
         30, 2000 and incorporated by reference herein)

Exhibit
Number   Description
-------  -----------
10.8     Settlement Agreement and Release by and among GREKA and Randeep S.
         Grewal and Capco Resources, Ltd., Capco Energy, Inc., and Illyas
         Chyaudhry dated August 17, 2000. *

11. Statement of computation of earnings per share. Incorporated by reference to footnote No 17 to the financial statements made part of the 10-K for the year ended December 31, 1999 (file No. 0-20760) and exhibit 11.1 to Form 10-Q for the period ended June 30, 2000 (file No.
         0-20760).

13.      Annual Report to Security Holders and Quarterly Report to Security
         Holders (Incorporated by reference to Annual Report on Form 10-K for year ended December 31, 1999 (File No. 0-20760), and Quarterly Report on Form 10-Q for period ended June 30, 2000 (File No. 0-20760).

21.1 Subsidiaries of GREKA (filed as Exhibit 21.1 to GREKA'S amended Report on Form 10-K filed on April 14, 2000 for the fiscal year ended December
         31, 1999 and incorporated by reference herein)

23.1     Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit
         5.1 to this registration statement).**

23.2     Consent of Arthur Andersen LLP, independent public accountants.*

23.3 Consent of Bateman & Co., Inc., P.C., independent certified public accountants.*

23.4     Consent of Netherland, Sewell & Associates, Inc.*


--------------------
 *  Filed herewith.
**  Previously filed.


Item 17. Undertakings

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes:


(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:


         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;


         (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereto) that, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;



         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


(4) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-2 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of New York, State of New York on the 6th day of October, 2000.


                                       GREKA ENERGY CORPORATION

                                       By: /s/ Randeep S. Grewal
                                          ---------------------------------
                                          Randeep S. Grewal, Chief Executive
                                          Officer, and Chairman of the Board

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.


Signature                           Title                                               Date
/s/ Randeep S. Grewal               Chairman of the Board of                            October 6, 2000
--------------------------          Directors and Chief
Randeep S. Grewal                   Executive Officer
                                    (Principal Executive
                                    Officer, Financial Officer
                                    and Accounting Officer)

                                    Director                                            October 6, 2000
--------------------------
Dr. Jan F. Holtrop

/s/ Susan M. Whalen                 Director                                            October 6, 2000
--------------------------
Susan M. Whalen

/s/ George G. Andrews               Director                                            October 6, 2000
--------------------------
George G. Andrews

                                    Director                                            October 6, 2000
--------------------------
Dai Vaughan

                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                   -----------




                                    EXHIBITS

                                       TO

                                    FORM S-2

                             REGISTRATION STATEMENT

                                      UNDER

                     THE SECURITIES ACT OF 1933, AS AMENDED






                            GREKA ENERGY CORPORATION
                    -----------------------------------------
                    (Name of Company as specified in charter)

                            GREKA ENERGY CORPORATION

                         FORM S-2 REGISTRATION STATEMENT

         The following Exhibits are filed as part of the Registrant's Form S-2 Registration Statement pursuant to Item 601 of Regulation S-K.

         The following Exhibits are filed as part of this Form S-2 Registration Statement pursuant to Item 601 of Regulation S-B or incorporated by reference to other filings:



Exhibit
Number   Description
-------  -----------
 3.1     Restated Articles of Incorporation of Horizontal Ventures (filed as
         Exhibit 3A to Horizontal Ventures' Quarterly Report on Form 10-QSB for
         the quarter ended June 30, 1998 (File No. 0-20760) and incorporated herein by reference)

 3.2     Articles of Amendment to Articles of Incorporation effective March 22,
         1999 (filed as Exhibit 3.1 to the Company's Current Report on Form 8-K dated March 15, 1999 and incorporated herein by reference)

 3.3     ByLaws of Horizontal Ventures (incorporated by reference to Exhibit No.
         3 to the Horizontal Ventures' Registration Statement (#33-24265-LA)

 3.4     Amendment to Article II of the Bylaws of GREKA (filed as 3.1 to the
         GREKA Report on Form 10-Q for the Quarter ended September 30, 1999 and incorporated by reference herein)

 4.1     Form of 9% Subordinated Debenture with Conversion Privileges Agreement.

 4.2     Form of 15% Subordinated Debenture with Conversion Privileges
         Agreement.*

 4.3      Form of Warrant Agreement*

 4.4     Form of Class B Warrants*

 4.5     Rights Agreement dated November 3, 1999 (filed as Exhibit 10.4 to the
         GREKA Report on Form 10-Q for the quarter ended September 30, 1999 and incorporated by reference herein)

 5.1 Opinion of Ballard Spahr Andrews & Ingersoll, LLP concerning the legality of the common stock offered hereby. **

10.1 Asset Purchase Agreement dated March 17, 1999 among Sabacol, Inc. and the Omimex Group (filed as Exhibit 10.89 to the GREKA Annual Report on
         Form 10-KSB for the fiscal year ended December 31, 1998 and incorporated by reference herein).

10.2     Loan and Security Agreement dated April 30, 1999 among BNY Financial
         Corporation, GREKA Integrated, Inc., Saba Realty, Inc. and Santa Maria
         Refining Company (filed as Exhibit 10.1 to the GREKA Report on Form
         10-Q for the quarter ended March 31, 1999 and incorporated by reference herein)
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

Exhibit
Number   Description
-------  -----------
10.3     Closing Agreement dated June 30, 1999 among Sabacol, Inc. and Omimex
         Resources, Inc. et al. (filed as Exhibit 4.2 to the GREKA Report on
         Form 8-K filed July 14, 1999 and incorporated by reference herein)

10.4     Amended and Restated Executive Employment Agreement dated 3, 1999 among
         Randeep S. Grewal and GREKA (filed as Exhibit 10.2 to the GREKA Report on Form 10-Q for the quarter ended September 30, 1999 and incorporated by reference herein)

10.5.    First Amended and Restated Loan and Security Agreement dated November
         30, 1999 by and among GMAC Commercial Credit LLC, Greka Integrated,
         Inc., Saba Realty, Inc. and Santa Maria Refining Company. (filed as
         Exhibit 10.1 to the GREKA Report on Form 8-K filed February 18, 2000 and incorporated by reference herein)

10.6     Letter Agreement dated December 13, 1999 by and among GMAC Commercial
         Credit LLC, Greka Integrated, Inc., Saba Realty, Inc. and Santa Maria
         Refining Company. (filed as Exhibit 10.2 to the GREKA Report on Form
         8-K filed February 18, 2000 and incorporated by reference herein)

10.7     Credit And Guarantee Agreement dated as of June 19, 2000 among Greka
         AM, Inc. as borrower, the Company as guarantor, CIBC, Inc. as lender, Canadian Imperial Bank of Commerce as administrative agent, and CIBC
         World Markets Corp as arranger (filed as Exhibit 10.1 to the GREKA
         Report on Form 10-Q filed on August 15, 2000 for the quarter ended June
         30, 2000 and incorporated by reference herein)

10.8     Settlement Agreement and Release by and among GREKA and Randeep S.
         Grewal and Capco Resources, Ltd., Capco Energy, Inc., and Illyas
         Chyaudhry dated August 17, 2000. *

11. Statement of computation of earnings per share. Incorporated by reference to footnote No 17 to the financial statements made part of the 10-K for the year ended December 31, 1999 (file No. 0-20760) and exhibit 11.1 to Form 10-Q for the period ended June 30, 2000 (file No.
         0-20760).

13.      Annual Report to Security Holders and Quarterly Report to Security
         Holders (Incorporated by reference to Annual Report on Form 10-K for year ended December 31, 1999 (File No. 0-20760), and Quarterly Report on Form 10-Q for period ended June 30, 2000 (File No. 0-20760).

21.1 Subsidiaries of GREKA (filed as Exhibit 21.1 to GREKA'S amended Report on Form 10-K filed on April 14, 2000 for the fiscal year ended December
         31, 1999 and incorporated by reference herein)

23.1     Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit
         5.1 to this registration statement).**

23.2     Consent of Arthur Andersen LLP, independent public accountants.*

23.3 Consent of Bateman & Co., Inc., P.C., independent certified public accountants.*

23.4     Consent of Netherland, Sewell & Associates, Inc.*


--------------------
 * Filed herewith.
** Previously filed